EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-64193 of School Specialty, Inc. on Form S-8 of our report dated May 2, 2003, appearing in this Annual Report on Form 11-K of School Specialty, Inc. 401(k) Plan for the year ended December 31, 2002.

/S/    DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

June 26, 2003